SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


FILED  BY  REGISTRANT     [X]
FILED  BY  A  PARTY  OTHER  THAN  THE  REGISTRANT     [  ]
CHECK  THE  APPROPRIATE  BOX:
     [  ]     PRELIMINARY  PROXY  STATEMENT
     [  ]     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
14A-B(E)(2))
     [X]     DEFINITIVE  PROXY  STATEMENT
     [  ]     DEFINITIVE  ADDITIONAL  MATERIALS
     [  ]     SOLICITING  MATERIAL  PURSUANT  TO  240.14A-11(C)  OR  240.14A-12

                                 PIZZA INN, INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):
[X]     NO  FEE  REQUIRED.

[ ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.
     1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES: 2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FOR THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
          4)  PROPOSED  MAXIMUM  AGGREGATE  VALUE  OF  TRANSACTION:
          5)  TOTAL  FEE  PAID:

[  ]     FEE  PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.          [ ]     CHECK
BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR
SCHEDULE  AND  THE  DATE  OF  ITS  FILING.
     1)  AMOUNT PREVIOUSLY PAID:     2) FORM, SCHEDULE OR REGISTRATION STATEMENT
NO:
     3)  FILING  PARTY:     4)  DATE  FILED:

                                 PIZZA INN, INC.
                      5050  QUORUM  DRIVE,  SUITE  500
                           DALLAS,  TEXAS  75240
                               (972)  701-9955

                  NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

                     TO  BE  HELD  DECEMBER  13,  2000

To  our  Shareholders:

     The Annual Meeting of Shareholders of Pizza Inn, Inc., (the "Company") will be held at the Company's training facility, 4819 Keller Springs Road, Addison, Texas 75248, on Wednesday, December 13, 2000, at 10:00 a.m., Dallas time, for the following purposes:

1.     To  elect  four  Class  I  directors;

2.     To  approve  an  increase  in  number of shares authorized under the 1993
Stock  Award  Plan  and  ratify  all  prior  amendments  to  the  Plan;  and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on October 18, 2000 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

     Sincerely,



     Jeff  Rogers
Chief  Executive  Officer

November  6,  2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. THE ENCLOSED PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.



                             YOUR VOTE IS IMPORTANT.

                            PIZZA  INN,  INC.
                       5050  QUORUM  DRIVE,  SUITE  500
                         DALLAS,  TEXAS  75240
                            (972)  701-9955

                       PROXY  STATEMENT  FOR  THE
                   ANNUAL  MEETING  OF  SHAREHOLDERS

                 TO  BE  HELD  DECEMBER  13,  2000

     The Board of Directors of Pizza Inn, Inc., a Missouri corporation (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's training facility, 4819 Keller Springs Road, Addison, Texas 75248, on Wednesday, December 13, 2000, 10:00 a.m., Dallas time, and at any adjournments thereof. This Proxy Statement was first mailed to the Company's shareholders on or about November 6, 2000.

     If the proxy is signed and returned before the Annual Meeting, it will be voted in accordance with the directions on the proxy. A proxy may be revoked at any time before it is voted by execution of a subsequent proxy, by signed written notice to Pizza Inn, Inc., c/o American Stock Transfer, 59 Maiden Lane, New York, NY 10007, or by voting in person at the Annual Meeting.

                     OUTSTANDING  CAPITAL  STOCK

     The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting is October 18, 2000. At the close of business on that date, there were outstanding 10,734,873 shares of Common Stock, $.01 par value ("Common Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

              ACTION  TO  BE  TAKEN  AT  THE  MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted:

1. FOR the election of the four Class I director nominees named herein, to serve for a term of two years each or until their respective successors are elected and qualified; and

2. FOR approval of an increase in the number of shares authorized under the 1993 Stock Award Plan (the "Plan") and ratification of all prior amendments to the Plan; and

3. In the discretion of the proxy holders, as to the transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not presently aware of any other business to be brought before the Annual Meeting.





                                QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock (a "Shareholder") is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Solely with respect to the election of directors, a Shareholder has that number of votes equal to the number of shares held by him on the record date multiplied by the number of directors being elected and he is entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among as many nominees and in such manner as he sees fit. Directors must be elected by a plurality of the votes cast. To be elected as a director, a candidate must be one of the four candidates who receive the most votes out of all votes cast at the Annual Meeting.

     A Shareholder who is present, in person or by proxy, and who withholds his vote in the election of directors, will be counted for purposes of determining whether a quorum exists, but the withholding of his vote will not affect the election of directors. A Shareholder who is present, in person or by proxy, and who abstains from voting on other proposals, will be counted for purposes of a quorum, and the abstention will have the same effect as a vote against the proposals. Broker non-votes will be considered shares not present and will have no effect on the outcome of the vote. If a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, FOR the election of the nominees as directors. The proxy holders will not cumulate votes. If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment.


                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation and By-laws provide that the Board of Directors shall be divided into two Classes. The terms of the four Class I directors expire at the Annual Meeting. The Board has nominated for election at the Annual Meeting all four incumbent Class I directors, each to serve for a term of two years. Each nominee of the Board has expressed his intention to serve the entire term for which election is sought. Directors will be elected by cumulative voting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOUR NOMINEE DIRECTORS.

The following table lists the names and ages, as of October 1, 2000, of the four nominee directors and the three directors whose terms of office will continue after the Annual Meeting, the class to which each director has been or will be elected, the year in which each director was first elected, and the annual meeting (assuming that it is held in December) at which the term of each director will expire.

                                                      Director     Term
              Nominee  Directors     Age     Class     Since     Expires
              ------------------     ---     -----     -----     -------
                Bobby L. Clairday     57       I        1990       2000
                 Ronald W. Parker     50       I        1993       2000
                Ramon D. Phillips     67       I        1990       2000
                 Butler E. Powell     61       I        1998       2000



              Continuing  Directors
              ---------------------
                C. Jeffrey Rogers     53      II        1990       2001
                  F. Jay Taylor       77      II        1994       2001
                Steve A. Ungerman     56      II        1990       2001


                               EXECUTIVE OFFICERS

     The following table sets forth certain information, as of October 1, 2000, regarding the Company's executive officers:
                                                                       Executive
                                                                         Officer
         Name               Age               Position                     Since
         ----               ---               --------                     -----
C. Jeffrey Rogers   53   Vice Chairman and Chief Executive Officer          1990
Ronald W. Parker    50   President and Chief Operating Officer              1992
B.  Keith  Clark    37   Senior Vice President, General Counsel and Secretary
                                                                            1997
Ward T. Olgreen     41   Senior Vice President of Concept Development       1995
Dennis L. Essary    46   Vice President of Operations - Norco Division      1998
Bradford S. Lucky   34   Vice President of Marketing                        1997
Shawn  M. Preator   31   Vice President, Controller, Treasurer and Assistant
                               Secretary                                    1999
William  R. Miniat  43   Vice  President  of  Customer Sales and Service -
                             Norco Division                                 2000
Brian L. Waters     49   Vice President of Purchasing -  Norco Division     2000


            BIOGRAPHIES OF NOMINEE DIRECTORS AND CONTINUING DIRECTORS

Steve A. Ungerman has been Of Counsel to the law firm of Boswell & Kober, P.C since January 1998. From August 1997 to December 1997, he was employed by MedSynergies, Inc., a physician practice management company, in the capacity of Special Projects. From September 1996 to August 1997, he was President of MedSynergies, Inc. From September 1996 to December 1997, he was Of Counsel to the law firm of Ungerman, Sweet & Brousseau. Prior to September 1996, he practiced law as a shareholder of Ungerman & Ungerman, P.C. and its predecessors for 28 years in the areas of business matters, commercial finance and mediation. Mr. Ungerman received his Juris Doctor degree from Southern Methodist University. He was elected a Director and Chairman of the Board of Directors of Pizza Inn in September 1990.

Bobby L. Clairday is an Area Developer of Pizza Inn restaurants and he is President, a Director and sole shareholder of Clairday Food Services, Inc., a Pizza Inn franchisee operating Pizza Inn restaurants in Arkansas. Mr. Clairday is also sole shareholder of Advance Food Services, Inc., a franchisee operating Pizza Inn restaurants in Arkansas. From 1990 until his election as a Director of the Company in January 1993, Mr. Clairday was an ex-officio member of the Board of Directors, serving as a representative of our franchisees. He has served as the President of the Pizza Inn Franchisee Association and as a member of various committees and associations affiliated with the Pizza Inn restaurant system. Mr. Clairday has been a franchisee of the Company for over twenty years.

     Ronald W. Parker was elected President of the Company in July 2000. Mr. Parker joined the Company in October 1992 and was elected Executive Vice President, Chief Operating Officer and a Director in January 1993. From October 1989 to September 1992, he was Executive Vice President and General Manager of the Bonanza restaurant division of Metromedia Steakhouses, Inc. and its predecessor Metsa, Inc. From 1983 to 1989, Mr. Parker served in several executive positions for USACafes, the franchisor of the Bonanza restaurant chain.

     Ramon D. Phillips has been President, Chief Executive Officer and Chairman of the Board of Hallmark Financial Services, Inc., a financial services company, since May 1989. Prior to Hallmark Financial Services, Inc., Mr. Phillips had over fifteen years experience in the franchise restaurant industry, serving in an executive position with Kentucky Fried Chicken (1969-1974) and Pizza Inn, Inc. (1974-1989).

     Butler E. Powell is Vice President of Business Banking with Hibernia National Bank in Metairie, Louisiana. He has served in various capacities with the bank and its predecessors since 1983. He graduated from Loyola University in New Orleans with BBA and MBA degrees and spent 3 years with the national accounting firm, Ernst and Ernst, before entering the banking industry. Mr. Powell was former President and a Director of the New Orleans Athletic Club and served on the Foundation Board of East Jefferson Hospital. He was elected a Director of Pizza Inn in January 1998.

     C. Jeffrey Rogers is Chief Executive Officer of the Company. He was appointed President of the Company's predecessor in February 1990 and he became President, Chief Executive Officer and a Director of the Company in September 1990 pursuant to the terms of the Company's recapitalization plan. From 1983 to 1989, Mr. Rogers was President, Chief Executive Officer and a Director of USACafes General Partner, Inc., the general partner of the limited partnership that owned the Bonanza family restaurant system and franchised approximately 650 Bonanza restaurants, and its predecessor USACafes. Mr. Rogers was elected Vice Chairman of the Board of Directors of the Company in January 1994, and he was elected a Director of Hallmark Financial Services, Inc. in May 1995.

     F. Jay Taylor is an arbitrator in Ruston, Louisiana who is affiliated with the American Arbitration Association and the Federal Mediation and Conciliation Service. He formerly served as a Director of USACafes, Earth Resources and Mid South Railroad. Dr. Taylor, who received his Ph.D. from Tulane University, served as President of Louisiana Tech University from 1962 to 1987 and currently serves as its President Emeritus. Mr. Taylor was elected a Director of the Company in 1994.


                      BIOGRAPHIES OF NON-DIRECTOR OFFICERS

     B. Keith Clark was elected Senior Vice President in June 2000. He joined the Company in February 1997 and was elected General Counsel and Secretary of the Company in March 1997. From June 1994 through February 1997, he was Assistant General Counsel and Assistant Secretary of American Eagle Group, Inc., a property and casualty insurance holding company. From January 1990 through May 1994, Mr. Clark was a corporate associate in the Dallas office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a diversified international law firm.

Ward T. Olgreen was elected Senior Vice President of Concept Development in July 2000. He was appointed Vice President of Concept Development in February 1999. He joined the Company in September 1991 as a Franchise Operations Consultant. Mr. Olgreen was promoted to Senior Franchise Operations Consultant in July 1992, Director of Franchise Operations in July 1993, and Vice President of International Operations and Vice President of Brand R&D for the Company in January 1995. Mr. Olgreen was a Branch Manager for GCS Service, Inc., a restaurant equipment service provider, from June 1986 through July 1991.

Dennis L. Essary was appointed Vice President of Administration/Controller of Norco Distributing Company in July 1997. In February 1998 he was appointed Vice President of Operations - Norco Division. He joined the Company as Controller of Norco Distributing Company in September 1992. Mr. Essary was Vice President of Mediquip International, a distributor of medical equipment and supplies, from April 1990 to September 1992. Mr. Essary owned a certified public accounting firm from 1987 to 1990.

Bradford S. Lucky was appointed Vice President of Marketing in March 1997. He joined the Company in December 1996 as Executive Director of Marketing. From 1989 through November 1996, Mr. Lucky served in several account management positions in the Publicis/Bloom Advertising Agency.

     William R. Miniat was appointed Vice President of Customer Sales and Service - Norco Division in February 2000. He joined the Company in January 1995 as a Franchise Operations Consultant. In September 1996 he was appointed Director of Sales for Norco. Prior to joining the Company, he was a National Sales Manager for Western Merchandise from 1992 to 1999.

     Shawn M. Preator was elected Vice President in June 2000. He was elected Controller, Treasurer and Assistant Secretary in April 1999. Mr. Preator had been Assistant Controller at the Company since July 1998. Prior to joining the Company, Mr. Preator was a Senior Financial Analyst at LSG/Sky Chefs, an international airline caterer, from September 1996 to July 1998. Prior to September 1996, Mr. Preator worked for the accounting firm Ernst & Young LLP in their audit department.

Brian L. Waters was appointed Vice President of Purchasing - Norco Division in September 2000. He joined the Company in August 1996 as Director of Purchasing. Prior to joining the Company, Mr. Waters was Senior Purchasing Manager for Fast Food Merchandisers from 1993 to 1996.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of October 1, 2000, with respect to the beneficial ownership of Common Stock by: (a) each person known to be a beneficial owner of more than five percent of the outstanding Common Stock; (b) each director, nominee director, and executive officer named in the section entitled "Summary Compensation Table"; and (c) all directors and executive officers as a group (14 persons). Except as otherwise indicated, each of the persons named in the table below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.

     Name                                    Shares                      Percent
   and Address of                         Beneficially                  Of Class
                                                                        --------
5% Beneficial Owner                         Owned
-------------------                        ---------

 C.  Jeffrey  Rogers  (a)
 5050  Quorum  Drive,  Suite  500
 Dallas, Texas  75240                      3,939,135                    34.25%

 Ronald  W.  Parker  (a)
 5050  Quorum  Drive,  Suite  500
 Dallas, Texas  75240                      1,380,744                    12.14%

 Butler E. Powell                             10,000              less than 1%
 Bobby L. Clairday (a) (b)                    68,300              less than 1%
 Ramon D. Phillips (a) (c)                    43,383              less than 1%
 Steven A. Ungerman (a)                       45,849              less than 1%
 F. Jay Taylor                                20,000              less than 1%
 B. Keith Clark (a)(d)                        67,671              less than 1%
 Ward T. Olgreen (a)                         112,467                     1.04%
 Dennis L. Essary (a)(e)                      40,496              less than 1%

 All Directors and                         5,834,188                    51.15%
  Executive Officers as a Group

(a) Includes vested options under the Company's stock option plans, as follows: 760,000 shares for Mr. Rogers; 623,500 shares for Mr. Parker; 20,000 shares for Mr. Clairday; 5,490 shares for Mr. Phillips; 4,500 shares for Mr. Powell; 10,000 shares for Mr. Taylor; 15,283 shares for Mr. Ungerman; 55,500 shares for Mr. Clark; 48,833 shares for Mr. Olgreen; and 22,500 shares for Mr. Essary.

(b) Mr. Clairday shares voting and investment power for 18,200 shares with his wife.

(c) Mr. Phillips shares voting and investment power for 5,333 shares with the other shareholders of Wholesale Software International, Inc.

(d)     Includes  4,000  shares  held  by  K&A  Clark  Family  Partnership, L.P.

(e) Mr. Essary shares voting and investment power for 1,000 shares with his wife.


                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board has established Audit, Compensation, Executive, Finance and Stock Award Plan Committees. The Audit Committee selects independent auditors and reviews audit results. The Compensation Committee reviews and approves remuneration for officers of the Company and administers the 1992 Stock Award Plan. The Finance Committee reviews and oversees the Company's capital structure and operating results. The Executive Committee considers business as directed by the Chairman of the Board. The Stock Award Plan Committee administers the 1993 Stock Award Plan and the 1993 Outside Directors Stock Award Plan.

     As of October 1, 2000, Messrs. Parker, Phillips, Powell, Taylor and Ungerman serve on the Audit Committee; Messrs. Phillips, Powell and Ungerman serve on the Compensation Committee; Messrs. Phillips, Powell, Ungerman and Clairday serve on the Stock Award Plan Committee; Messrs. Phillips, Rogers and Ungerman serve on the Executive Committee; and Messrs. Parker, Phillips, Powell and Taylor serve on the Finance Committee.

During fiscal year 2000, the Board of Directors held four meetings. The Audit Committee met three times, the Compensation Committee met once, the Executive
Committee met twelve times and the Finance Committee met four times. In addition, the Board of Directors and the Compensation and Stock Award Plan Committees took several actions by unanimous written consent in lieu of meetings. Each of the directors attended at least three-fourths of the total number of meetings held by the Board and the committees on which he served.



                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of four independent directors and acts under a written charter adopted and approved by the Board of Directors on May 23, 2000. Each of the members of the Audit Committee is independent as defined by the NASDAQ listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The responsibilities of the Audit Committee include reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the Company policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

- serve as an independent and objective party to monitor the Company financial reporting process and internal control system,

- review and appraise the audit efforts of the Company independent accountants, and

- provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. Based on the discussions with the independent accountants concerning the audit, the financial statement review, and other such matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the June 25, 2000 financial statements be included in the Company's 2000 Annual Report on Form 10-K.


          SUBMITTED  BY  THE  AUDIT  COMMITTEE
          OF  THE  COMPANY'S  BOARD  OF  DIRECTORS

          Dr.  F.  Jay  Taylor,  Chairman
          Ray  Phillips
          Steve  Ungerman
          Butler  Powell

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal years ended June 25, 2000, June 27, 1999 and June 28, 1998 (designated as years 2000, 1999 and 1998).




                                         Annual Compensation
                                     ------------------------
                                                                                                     Long-Term
                                                                                                  Compensation
                                                                                                        Awards
                                                                                             -----------------

                                                                                             Securities Under-
          Name                                                             Other Annual          lying Options
(and Principal Position)        Year           Salary ($)     Bonus ($)   Compensation ($) (a)   (# of shares)
------------------------  -----------------  ---------------  ----------  ---------------------  -------------
C. Jeffrey Rogers. . . .               2000  $       590,144  $  662,500  $             262,882              0
(Chief Executive . . . .               1999  $       562,333  $  600,000  $             252,670        180,000
Officer) . . . . . . . .               1998  $       536,065  $  612,500  $             243,892              0


Ronald W. Parker . . . .               2000  $       445,379  $  280,000  $             212,457              0
(President). . . . . . .               1999  $       424,871  $  195,000  $             231,658        180,000
                                       1998  $       383,890  $  186,500  $             179,402              0


B. Keith Clark (Senior .               2000  $       129,615  $   17,000  $                   0          5,000
Vice President and . . .               1999  $       120,000  $    5,000  $                   0         16,500
General Counsel) . . . .               1998  $       107,211  $    5,000  $               3,600         15,000


Ward T. Olgreen. . . . .               2000  $       119,250  $    8,000  $                   0          2,500
(Senior Vice President .               1999  $        98,077  $    5,000  $                   0         16,500
of Concept . . . . . . .               1998  $        84,690  $    5,000  $               3,600              0
Development)

Dennis L.  Essary. . . .               2000  $        94,500  $   11,500  $                   0          2,500
(Vice President of . . .               1999  $        90,000  $    5,000  $                   0         14,000
Operations - Norco . . .               1998  $        72,917  $    4,314  $                   0              0
Division)





(a) Includes: for Mr. Rogers, life insurance benefits (which includes the payment of related taxes) of $86,489 in 2000, $76,702 in 1999 and $86,986 in 1998, supplemental retirement benefits (which includes the payment of related taxes) of $43,860 per year in 2000, 1999 and 1998, and life and disability insurance benefits (which includes the payment of related taxes) of $43,860 in 2000, 1999 and 1998; for Mr. Parker, life insurance benefits (which includes the payment of related taxes) of $74,037 in 2000, $72,139 in 1999 and $67,309 in 1998, supplemental retirement benefits (which includes the payment of related taxes) of $43,860 per year in 2000, 1999 and 1998, and life and disability insurance benefits (which includes the payment of related taxes) of $43,860 in 2000, 1999 and 1998; for Mr. Clark, car allowance of $3,600 in 1998; and for Mr. Olgreen, car allowance of $3,600 in 1998.


     AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR
     AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table sets forth information regarding stock options exercised during fiscal year 2000 and unexercised stock options held at the end of fiscal year 2000 by the Chief Executive Officer and the other four most highly compensated executive officers of the Company. The closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, was $3.50 on June 23, 2000 the last trading day of the Company's fiscal year.




                                                                                        Value  of
                                                            Number of                 Unexercised
                                                          Unexercised                In-the-Money
                                                           Options at                  Options at
                      Shares                           Fiscal Year End                Fiscal Year
                   Acquired on    Value Realized       (Exercisable/            End (Exercisable/
Name               Exercise (#)        ($)            Unexercisable) (#)           Unexercisable)
-----------------  ------------  ----------------  ------------------         -------------------
C. Jeffrey Rogers       700,000         --                 760,000   (e)               $ 15,625
                                                                 0   (u)         $            0

Ronald W. Parker.       200,000         --                 823,500   (e)         $      215,625
                                                                 0   (u)         $            0

B. Keith Clark. .        --             --                  44,500   (e)         $        2,626
                                                            22,000   (u)         $            0

Ward. T. Olgreen.        3,333          --                  42,833   (e)         $       21,480
                                                            14,500   (u)         $            0

Dennis L. Essary.        --             --                  17,500   (e)         $        3,969
                                                            10,000   (u)         $            0





(e)     Denotes  exercisable  options.

(u)     Denotes  unexercisable  options.



     OPTION  GRANTS  IN  LAST  FISCAL  YEAR

     The following table sets forth information regarding stock options granted during fiscal year 2000, pursuant to the Company's 1993 Stock Award Plan, to the Chief Executive Officer and the other four most highly compensated executive officers of the Company.





                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                                                                Price Appreciation for Option
                        Individual Grants                                                                     Term
                        -----------------                                                       -----------------------------
                                            % of Total Options
                                                 Granted to              Exercise
                              Options             Employees in              Price    Expiration
Name                          Granted (#)          Fiscal Year             ($/Share)     Date              5%           10%
-----------------  -----------------------------  ------------            ---------  -----------         ----         ------
C. Jeffrey Rogers               --                    --                     --          --               --             --


Ronald W. Parker                --                    --                     --          --               --             --


B. Keith Clark               5,000 (a)                8.0                  3.625       10/18/06         $7,379      $17,195


Ward T. Olgreen              2,500 (a)                4.0                  3.625       10/18/06         $3,689      $ 8,598


Dennis L. Essary             2,500 (a)                4.0                  3.625       10/18/06         $3,689      $ 8,598







(a) All of such options were granted on October 18, 1999 and become exercisable on October 18, 2001.




              COMPENSATION COMMITTEE AND STOCK AWARD PLAN COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of three independent, non-employee directors. The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and administering the 1992 Stock Award Plan. The same three directors also comprise the Stock Award Plan Committee, which administers the 1993 Stock Award Plan.

     In its administration and periodic review of executive compensation, the Compensation Committee believes in aligning the interests of the executive officers with those of the Company's shareholders. To accomplish this, the Compensation Committee seeks to structure and maintain a compensation program that is directly and materially linked to operating performance and enhancement of shareholder value. This has been effectively accomplished in the past by weighting the compensation of most executive officers in favor of equity ownership incentives and bonuses paid on the basis of performance.

     The Company intends for all compensation paid to its executives to be fully deductible under federal income tax laws. Recently adopted changes to the Internal Revenue Code impose certain limitations on compensation in excess of $1 million per year paid to executives. The Compensation Committee believes that performance based bonuses and stock options granted to its executive officers will continue to be fully deductible.


CHIEF  EXECUTIVE  OFFICER

     The salary and bonus of C. Jeffrey Rogers, Chief Executive Officer of the Company, is set forth in his most recent Employment Agreement, effective as of July 1, 1999. The agreement provides for an annual base salary in fiscal year 2001 of $620,561 which will be increased by 5% per year.

     In reviewing Mr. Rogers' agreement, the Compensation Committee found his base salary and bonus to be in line with the overall leadership he has provided to the employees and to the franchise community. The bonus program established in Mr. Rogers' agreement is based on new store openings, pre-tax net income growth, and pre-tax operating cash flow. Termination provisions were found to be industry competitive and in line with historical performance and expected future contributions as well as helping to ensure his continued leadership. See the section entitled "Executive Employment Contracts."




EXECUTIVE  OFFICERS

     Salaries of the executive officers, excluding Mr. Rogers, are reviewed annually and adjusted based on competitive practices, changes in level of responsibilities and, in certain cases, individual performance measured against goals. The Compensation Committee strongly believes that maintaining a competitive salary structure is in the best interest of shareholders. It believes the Company's long-term success in its marketplace is best achieved through recruitment and retention of high caliber executives who are among the most skilled and talented in the industry.

     Bonus targets for the four most highly paid executive officers, other than the Chief Executive Officer, are set annually. Mr. Parker's 2000 bonus was based on individual performance and targets related to the Company's profitability, cash flow and debt repayments. The 2000 bonuses for Mr. Clark, Mr. Olgreen, and Mr. Essary were based on individual performance and targets related to profitability of the Company for the fiscal year.


STOCK  OPTIONS

     The Compensation Committee and Stock Award Plan Committee believe that equity ownership motivates officers and employees to provide effective leadership that contributes to the Company's long-term financial success as measured by appreciation in its stock price. The Company established the 1993 Stock Award Plan for the purpose of aligning employee and shareholder interests. Under this plan, stock options have been granted in fiscal year 2000 to certain executive officers, as well as other employees, based upon their relative positions and responsibilities, as well as historical and expected contributions to Company growth.

     Submitted  by  the  Compensation  Committee and Stock Award Plan Committee:

           Ramon  D.  Phillips
           Steve  A.  Ungerman
           Butler  E.  Powell


                         EXECUTIVE EMPLOYMENT CONTRACTS

     C. Jeffrey Rogers and the Company entered into an Employment Agreement, executed October 1, 1999 and effective as of July 1, 1999, for a term which currently extends through June 30, 2004. The agreement provides for an annual base salary in fiscal year 2000 of $591,010 per annum, increasing by five percent on each anniversary date of the agreement.

     Under the agreement, Mr. Rogers is also entitled to the following cash bonuses, based on performance: (a) $37,500 payable each quarter, if the Company's operating results report pre-tax income growth of at least 10% more than the same quarter in the preceding year; (b) $75,000 payable each semi-annual period, if the Company opens at least 50 new Pizza Inn units during such fiscal year; and (c) $200,000 payable annually, if the Company meets targets established in the agreement for pre-tax operating cash flow (such bonus being adjustable to a maximum of $250,000 per year if such targets are exceeded by certain amounts).

     Under the agreement, Mr. Rogers also receives a $50,000 annual allowance to purchase life and disability insurance and a $10,000 annual allowance to maintain secondary health, dental and other insurance. As compensation for the use of his personal automobile on Company business, Mr. Rogers receives $1,350 per month as an automobile allowance, plus reimbursement of gasoline and maintenance expenses.

     Ronald W. Parker and the Company entered into an Employment Agreement, executed October 1, 1999 and effective as of July 1, 1999, for a term which currently extends through June 30, 2004. The agreement provides for an annual base salary and bonus not less than the current base salary and bonus with such increases as the Compensation Committee may approve.

Mr. Rogers or Mr. Parker may terminate their respective agreements at any time within six months after a "change in control" of the Company occurs or within twelve months under certain circumstances after a change in control of the Company occurs. Change in control is defined as: (a) a transfer of substantially all of the assets of the Company to an outside group or entity;
(b) the acquisition by an outside group or entity of 50% or more of the stock of the Company or other surviving corporation; or (c) an unapproved change in the majority of the Company's Board of Directors. If the Company terminates Mr. Rogers' employment without cause, or if Mr. Rogers terminates his employment upon a "change in control," he will be entitled to a lump sum payment of his base salary for the remainder of the term of the agreement plus two times the maximum annual bonus amounts provided in the agreement. If the Company terminates Mr. Parker's employment without cause, or if Mr. Parker terminates his employment upon a "change in control," he will be entitled to a lump sum payment of three times (i) his highest annual salary over the last three years plus (ii) the highest bonus and other cash compensation received by Mr. Parker the last three years. Each agreement includes a noncompetition covenant that would apply for three years after termination of employment.


                            COMPENSATION OF DIRECTORS

     A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any Committee of the Board. Outside directors receive an annual fee of $17,000 plus meeting fees equal to $1,000 per Board meeting and $250 per Committee meeting attended. The Chairman of the Board receives an additional $6,000 annual fee for serving in that capacity. Directors are also reimbursed for Board related expenses.

     Under the 1993 Outside Directors Stock Award Plan each elected outside director is eligible to receive, as of the first day of the Company's fiscal year, options for Common Stock equal to twice the number of shares of Common Stock purchased during the preceding fiscal year or purchases by exercise of previously granted options during the first ten days of the current fiscal year. On the first day of the first fiscal year immediately following the day on which an outside director first becomes eligible to participate in this plan, that outside director shall receive an option to acquire one share of Common Stock for each share of Common Stock owned by such director on this first day of the fiscal year. No outside director shall be entitled to options for more than 20,000 shares per fiscal year. Stock options granted under the plan have an exercise price equal to the market price of the Common Stock on the date of grant and are first exercisable one year after grant.

     Since the beginning of fiscal year 2000, stock options were granted to outside directors pursuant to such plan as follows: on June 28, 1999, options for 10,000 shares (at $3.46875) to Mr. Taylor, and 2,000 shares (at $3.46875)
for  Mr.  Powell.


                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal year 2000 were Messrs. Powell, Phillips and Ungerman. During fiscal year 2000, C. Jeffrey Rogers served on the Board of Directors and the Compensation Committee of Hallmark Financial Services, Inc., of which Mr. Phillips is Chief Executive Officer and Chairman of the Board of Directors. Prior to 1990, Mr. Phillips served as a director and officer of two predecessors of the Company. See "Biographies of Nominee Directors and Continuing Directors."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 6, 1999, the Company loaned C. Jeffrey Rogers, the Company's Chief Executive Officer, approximately $1.95 million to acquire 700,000 shares of the Company's common stock through the exercise of vested stock options previously granted to him by the Company. The interest rate on the loan is the same floating interest rate the Company pays in its credit facility with Wells Fargo (Texas), N. A. ("Wells Fargo"). As collateral for the loan, Mr. Rogers granted the Company a second lien on 2,749,000 shares of the Company's common stock and certain real property. The Company has agreed to subordinate its loan to an existing personal loan made by Wells Fargo to Mr. Rogers. The Wells Fargo loan is secured by a first lien on the collateral pledged to the Company.

     On October 6, 1999, the Company loaned Ronald W. Parker, the Company's President and Chief Operating Officer, approximately $560,000 to acquire 200,000 shares of the Company's common stock through the exercise of vested stock options previously granted to him by the Company. On July 7, 2000, the Company loaned Mr. Parker approximately $302,000 to acquire an additional 200,000 shares of the Company's common stock through the exercise of vested stock options previously granted to him by the Company. The interest rate on the loans is the same floating interest rate the Company pays in its credit facility with Wells Fargo. As collateral for the loans, Mr. Parker granted the Company (i) a first lien on 100,000 previously purchased shares of the Company's common stock and certain real property, and (ii) a second lien in certain additional real property.

     Each loan was approved by the Board of Directors, with the specific terms and collateral being approved by the Compensation Committee.

     Bobby L. Clairday is President and sole shareholder of Clairday Food Services, Inc. and is sole shareholder of Advance Food Services, Inc., both of which are franchisees of the Company. Mr. Clairday also holds area development rights in his own name. Mr. Clairday currently operates 16 restaurants in Arkansas, either individually or through the corporations noted above. As franchisees, the two corporations purchase a majority of their food and other supplies from the Company's distribution division. In fiscal year 2000, purchases by these franchisees made up 5% of the Company's food and supply sales, and royalties, license fees and area development fees from Mr. Clairday and such franchisees made up 3% of the Company's franchise revenues.

     Ramon D. Phillips is a Vice President, board member and shareholder of Wholesale Software International, Inc., which is a franchisee operating one Pizza Inn restaurant.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. The Company believes that, during the preceding fiscal year, all of the Company's executive officers, directors and holders of more than 10% of its Common Stock complied with all
Section  16(a)  filing  requirements.


                              INDEPENDENT AUDITORS

     The Audit Committee has selected PricewaterhouseCoopers LLP certified public accountants as the independent auditors of the Company for fiscal year 2001. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement.




                              SHAREHOLDER PROPOSALS

     If a shareholder wishes to present a proposal at the Annual Meeting of Shareholders tentatively scheduled for December 2001, the shareholder must deliver his or her proposal to the Company at its principal executive offices no later than July 12, 2001, in such form as required under rules issued by the Securities and Exchange Commission, in order to have that proposal included in the proxy materials of the Company for such Annual Meeting of Shareholders.

     If a shareholder wishes to present a proposal at the 2001 Annual Meeting of Shareholders, but does not wish to include the proposal in the proxy materials of the Company for such Annual Meeting of Shareholders, the shareholder must notify the Company in writing of his or her intent to make such presentation no later than September 25, 2001 or the Company shall have the right to exercise its discretionary voting authority when such proposal is presented at the Annual Meeting of Shareholders, without including any discussion of that proposal in the proxy materials for the Annual Meeting.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative annual total shareholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock versus two indexes for the past five fiscal years. The graph assumes $100 was invested on the last trading day of the fiscal year ending June 24, 1995. Until fiscal year 1998, the Company did not pay cash dividends on its Common Stock during the applicable period. The Dow Jones Equity Market Index is a published broad equity market index. The Dow Jones Entertainment and Leisure Restaurant Index is compiled by Dow Jones and Company, Inc., and is comprised of seven public companies, weighted for the market capitalization of each company, engaged in restaurant or related businesses (CKE Restaurants, Inc., Brinker International, Inc., Cracker Barrel Old Country Store, Inc., Darden Restaurants, Inc., McDonald's Corporation, Tricon Global Restaurants, Inc., and Wendy's International, Inc.).


                        CUMULATIVE TOTAL RETURN
                        -----------------------
                                6/24/95          6/28/96  6/29/97  6/28/98  6/27/99  6/25/00
PIZZA INN, INC.. . . .                      100      148      130      189      126      133
DOW JONES TOTAL MARKET                      100      125      164      210      244      276
DOW JONES RESTAURANTS.                      100      119      119      153      170      135


   INCREASE IN SHARES AUTHORIZED AND RATIFICATION OF ALL PRIOR AMENDMENTS TO THE
                              1993 STOCK AWARD PLAN

     The Company's 1993 Stock Award Plan (the "Plan") became effective as of October 13, 1993. The purpose of the Plan is to attract and retain excellent officers and employees by providing opportunities for them to participate in increased stock value which their efforts help to produce.

     The Plan is administered by the Stock Award Plan Committee (the "Committee"), which is comprised of three outside directors who are not employed by the Company and who qualify as "disinterested persons" under rules issued by the Securities and Exchange Commission. All officers and employees of the Company (approximately 235 persons) are eligible to participate in the Plan. The Committee determines, in its discretion but subject to the limitations set forth in the Plan, the persons to whom awards are granted, the number of shares covered by awards, the exercise price of awards, and the conditions, if any, imposed upon the granting of awards under the Plan. The Committee issues awards under the Plan to employees in correlation with their respective responsibilities to the Company.

      During any one Plan year, the total number of options granted and shares issued pursuant to stock appreciation rights ("SARs") may not exceed 1,000,000, plus any unused allocations from prior years. Awards granted under the Plan which expire or terminate without being exercised may be regranted.

     The exercise price for any option granted under the Plan may not be less than the fair market value of the Company's Common Stock on the date of grant. For all awards under the Plan, the minimum vesting period is six months after grant and the maximum exercise period is five years after vesting. Payment for shares purchased pursuant to an option must be made at the time of exercise in cash or other payment method approved by the Committee. The Plan terminates on October 13, 2003 and no awards may be granted thereafter.

     Awards granted pursuant to the Plan may not be transferred and may only be exercised by the participant, or, in the event of his death, by his heirs or estate. Upon the death (or permanent disability) of a participant while he is employed by the Company, any outstanding unvested award becomes immediately vested and the award may be exercised by the participant's heirs, estate or guardian within one year following the participant's death (or commencement of such disability), after which any unexercised award terminates. If the employment of a participant terminates for any reason other than death or disability, he may exercise any vested award within 21 days after termination, after which period any unexercised award terminates. In the event of a "change of control" of the Company, as defined in the Plan, all outstanding awards will become immediately vested and exercisable.

     The Plan authorizes the Committee to grant "Incentive Options," which are intended to permit the participant to defer resulting federal income taxes, as well as "Standard Options" which do not have such tax benefit. The Plan also authorizes the Committee to grant SARs either independent of, or in connection with, options. Upon exercise of either form of option, the participant purchases shares of Common Stock. Upon exercise of an SAR, the participant receives, for each share with respect to which the SAR is exercised, an amount equal to the difference between the fair market value of the Common Stock on the date of the award and the fair market value of the Common Stock on the date of exercise. Payment of a SAR benefit may be, at the discretion of the Committee, in the form of cash, a note, or Common Stock of equivalent value.

     The Committee may amend or terminate the Plan, including modification or waiver of terms as they apply to individual participants. Shareholder approval is required for any amendment which would: increase the aggregate number of shares of Common Stock issuable under the Plan; materially increase the benefits accruing to participants in the Plan; or modify the eligibility requirements for, or decrease the minimum exercise price of, any Incentive Options. No amendment or termination of the Plan may adversely affect the rights of any participant under any then outstanding award without the consent of the participant. The Plan provides for automatic adjustments to prevent dilution or enlargement of the participant's rights in the event of a stock split, stock dividend or similar transaction.

FEDERAL  INCOME  TAX  CONSEQUENCES  UNDER  THE  PLAN

     Under the Internal Revenue Code (the "Code"), the holder of a Standard Option will realize no taxable income upon the receipt of the option but will realize compensation upon the exercise of such option, taxable as ordinary income to the extent that the fair market value on the date of exercise exceeds the option price. The Company is entitled to a deduction from income in an equal amount at the time the optionee realizes such income. Upon a sale of shares acquired pursuant to exercise of an option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss.

     Incentive  Options are intended to qualify as incentive stock options under
Section 422 of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or exercise of an Incentive Option. However, if the optionee disposes of the Option shares at any time within (i) one year after the transfer of such shares to the optionee pursuant to the exercise of such Incentive Option, or (ii) two years after the grant of such Incentive Option, then the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the amount realized from such disposition or the fair market value of the shares on the exercise date, over the exercise price of such Incentive Option (with any remaining gain being taxed as a capital gain). In such event, the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee. If the optionee disposes of the option shares outside of the above described time limits, then capital gain or loss will be recognized in an amount equal to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to any deduction in this event. Finally, any excess of the fair market value of the stock on the date the Incentive Option is exercised over the option exercise price will be included in the calculation of the optionee's alternative minimum taxable income, which may subject the optionee to the alternative minimum tax.

NEW  PLAN  BENEFITS

     None of the additional 100,000 shares authorized by the proposed amendment to the Plan have been granted by the Company. The members of the Committee which approved the proposed amendment to the Plan are not eligible to receive stock options under the Plan.

RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

     The Plan originally provided for the granting of options to acquire up to 2,000,000 Shares of Common Stock. In each of June 1996, August 1997 and August 1998, the Committee adopted, and the Company's shareholders subsequently approved, an amendment to the Plan , increasing by 500,000 shares the total number of shares of Common Stock which may be issued under the Plan. After giving effect to such amendments, the total number of shares issuable under the Plan was 3,500,000.

In October 2000, the Committee adopted an amendment to the Plan increasing by 100,000 shares the total number of shares of Common Stock which may be issued under the Plan and ratified all prior amendments to the Plan, subject to the approval of the Company's shareholders. After giving effect to such amendment, the total number of shares issuable under the Plan will be 3,600,000.

     As of September 18, 2000, there were 3,483,700 outstanding options granted under the Plan, leaving only 16,300 shares available for the grant of options under the Plan, as currently constituted. The Board of Directors believes that the increase in the number of authorized shares under the Plan will enable the Company and its shareholders, through future grants of stock options, to continue to secure the benefits of the incentives inherent in stock ownership by its officers and employees. For additional information regarding the Plan, see the section entitled "Increase in Shares Authorized and Ratification of all Prior Amendments to the 1993 Stock Award Plan."


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE PLAN BY 100,000 SHARES AND RATIFY ALL PRIOR AMENDMENTS TO THE PLAN.


                                  MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company by personal interview, telephone or telefax. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

     A  COPY  OF  THE  COMPANY'S  ANNUAL REPORT ON FORM 10-K EXCLUDING EXHIBITS,
DATED SEPTEMBER 21, 2000, IS BEING FURNISHED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. COPIES OF SUCH EXHIBITS WILL BE FURNISHED UPON WRITTEN REQUEST AND UPON REIMBURSEMENT OF THE COMPANY'S REASONABLE EXPENSES FOR FURNISHING SUCH EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO PIZZA INN, INC., 5050 QUORUM DRIVE, SUITE 500, DALLAS, TEXAS 75240, ATTENTION: CORPORATE SECRETARY.

     Please  mark  Your  votes  as  indicated
This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1 and 2. IN THIS EXAMPLE

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  ITEMS  1  AND  2.

Item  1.     ELECTION  OF  CLASS  I DIRECTORS.     Nominees:  Bobby L. Clairday,
                                                              Ronald  W.  Parker
                                                              Ramon  D. Phillips
                                                              Butler  E.  Powell
            FOR                   [   ]
            WITHHELD FOR ALL      [   ]
            WITHHELD  FOR: (Write that nominee's name in the space
                            provided  below).




Item 2. PROPOSED AMENDMENT TO THE COMPANY'S 1993 STOCK AWARD PLAN INCREASING THE NUMBER OF SHARES OF STOCK ISSUABLE UNDER SUCH PLAN BY 100,000 SHARES AND RATIFICATION OF ALL
     PRIOR  AMENDMENTS  TO  THE  PLAN.

            FOR                   [   ]
            AGAINST               [   ]
            ABSTAIN               [   ]


   If  you  plan  to  attend  the  Annual
   Meeting,  please  mark  the  WILL
   ATTEND  block.

                                  WILL
                                ATTEND
                                  [   ]


                                   Date:          ,  2000
                                                  -

                                   Signature

                                   Signature  if  held  jointly

                                   NOTE:  Please  sign  as  name appears hereon.
                                   Joint  owners  should  each  sign.  When
                                   signing as attorney, executor, administrator, trustee or guardian, please give
                                   full  title  as     such.



                              FOLD AND DETACH HERE

PROXY

     (1)     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 PIZZA INN, INC.

                             5050 QUORUM, SUITE 500
                               DALLAS, TEXAS 75240

               ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 13, 2000

     The undersigned, revoking all proxies heretofore given, hereby appoints C. Jeffrey Rogers and B. Keith Clark, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Dallas time on Wednesday, December 13, 2000, at the Company's training facility, 4819 Keller Springs Road, Addison, TX 75248, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card and on such other matters as may properly come before the meeting or any adjournments thereof.

                                 PIZZA INN, INC.
                             Audit Committee Charter


I.  PURPOSE
    -------

     The responsibilities of the Audit Committee include reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
-
- Review and appraise the audit efforts of the Corporation's independent accountants.

- Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION
     -----------

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS
      --------

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4 below.

IV.  RESPONSIBILITIES  AND  DUTIES
     -----------------------------

     To  fulfill  its  responsibilities  and  duties, the Audit Committee shall:


Documents/Reports  Review
-------------------------

1.     Review  this  Charter  annually,  and  update  it  as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information deemed necessary by the Committee, management and the independent accountants.

3. Review the monthly internal reports to management prepared by financial management.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent  Accountants
------------------------

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial  Reporting  Processes
-------------------------------

8. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process  Improvement
--------------------

11. Following completion of the annual audit, review with management and the independent accountants any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

15. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.